EXHIBIT 8.1

4550 Travis Street Dallas, Texas 75205

(214) 972-1770 www.kirkland.com

March 6, 2025

World Omni Auto Leasing LLC

250 Jim Moran Blvd.

Deerfield Beach, FL 33442

Re: U.S. Federal Income Tax Consequences

We are issuing this opinion letter in our capacity as special U.S. federal tax counsel to World Omni Auto Leasing LLC (the “Depositor”) and World Omni Financial Corp. (“World Omni”) in connection with the issuance of Offered Notes (as defined on Exhibit A hereto) by World Omni Automobile Lease Securitization Trust 2025-A (the “Issuing Entity”) pursuant to an Indenture (the “Indenture”), among the Issuing Entity, Wilmington Trust, National Association, as indenture trustee (the “Indenture Trustee”), and Wilmington Trust, National Association, as account bank, to be dated as of March 12, 2025 (the “Issuance Date”). Only the Offered Notes are being offered for sale in a transaction pursuant to the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”).

We are familiar with the proceedings required to be taken in connection with the proposed authorization, issuance and sale of the Offered Notes, and in order to express the opinion hereinafter stated, we have examined:

(i) a copy of the registration statement on Form SF-3 (File No. 333-264720) (the “Registration Statement”) that was filed with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 415 under the Securities Act on May 5, 2022, with respect to asset-backed notes, including the Offered Notes, to be issued and sold in series from time to time, in the form in which it became effective, including the exhibits thereto;

(ii) a copy of the preliminary prospectus, dated February 24, 2025, relating to the Offered Notes in the form filed with the Commission on February 24, 2025 pursuant to Rule 424(h)(1) under the Securities Act, and a copy of the prospectus, dated March 4, 2025, relating to the Offered Notes in the form filed with the Commission on March 6, 2025 (the “Prospectus”) pursuant to Rule 424(b)(5) under the Securities Act;

(iii) a copy of the Trust Agreement, dated as of February 4, 2025, between the Depositor and U.S. Bank Trust National Association, as owner trustee (the “Owner Trustee”), and a form of the amended and restated Trust Agreement, to be dated as of the Issuance Date, between the Depositor and the Owner Trustee;

(iv) a form of the Exchange Note Servicing Supplement 2025-A to Closed-End Servicing Agreement, to be dated as of the Issuance Date, among World Omni, as servicer, World Omni LT, as titling trust, and AL Holding Corp., as collateral agent (the “Collateral Agent”);

(v) a form of the Exchange Note Sale Agreement, to be dated as of the Issuance Date, between Auto Lease Finance LLC, as seller (the “Initial Beneficiary”), and the Depositor;

(vi) a form of the Exchange Note Transfer Agreement, to be dated as of the Issuance Date, between the Depositor and the Issuing Entity;

(vii) a form of the 2025-A Exchange Note Supplement to Collateral Agency Agreement, to be dated as of the Issuance Date, among World Omni LT, as borrower, the Initial Beneficiary, the Collateral Agent and U.S. Bank Trust Company, National Association, as successor-in-interest to U.S. Bank National Association, as closed-end administrative agent;

Austin   Bay Area   Beijing   Boston   Brussels   Chicago   Frankfurt   Hong Kong   Houston   London   Los Angeles   Miami   Munich   New York   Paris   Riyadh   Salt Lake City   Shanghai   Washington, D.C.

(viii) a form of the Indenture;

(ix) a form of the Administration Agreement, to be dated as of the Issuance Date, among the Issuing Entity, the Indenture Trustee and World Omni, as administrator;

(x) a form of the Asset Representations Review Agreement, to be dated as of the Issuance Date, among the Issuing Entity, World Omni, as servicer and administrator, and Clayton Fixed Income Services LLC, as asset representations reviewer; and

(xi) such other documents as we have deemed necessary for the expression of the opinions contained herein.

The documents described in clauses (iii) through (x) collectively are referred to herein as the “Transaction Documents”.

We have examined such other documents and such matters of law, and we have satisfied ourselves as to such matters of fact, as we have considered relevant for purposes of this opinion letter.

The opinion set forth in this letter is based upon the applicable provisions of the Internal Revenue Code of 1986, as amended, Treasury regulations promulgated and proposed thereunder, current positions of the Internal Revenue Service (the “IRS”) contained in published Revenue Rulings and Revenue Procedures, current administrative positions of the IRS and existing judicial decisions. No tax rulings will be sought from the IRS with respect to any of the matters discussed herein. Moreover, the statutory provisions, regulations, interpretations and other authorities upon which our opinion is based are subject to change, and such changes could apply retroactively. In addition, there can be no assurance that positions contrary to those stated in our opinion will not be taken by the IRS. Our opinion is in no way binding on the IRS or any court, and it is possible that the IRS or a court could, when presented with these facts, reach a different conclusion. In rendering such opinion, we have assumed that the Issuing Entity will be operated in accordance with the terms of the Transaction Documents.

Based on the foregoing and assuming that the Transaction Documents are duly authorized, executed and delivered in substantially the form we have examined and that the transactions contemplated to occur under the Transaction Documents in fact occur in accordance with the terms thereof, to the extent that the discussions presented in the Prospectus under the captions “Summary of Terms—Tax Status” and “Material U.S. Federal Income Tax Consequences” expressly state our opinion, or state that our opinion has been or will be provided as to the Offered Notes, we hereby confirm and adopt such opinion herein. There can be no assurance, however, that the conclusions of U.S. federal tax law presented therein will not be successfully challenged by the IRS or significantly altered by new legislation, changes in IRS positions or judicial decisions, any of which challenges or alterations may be applied retroactively with respect to completed transactions.

Except for the opinion expressed above, we express no opinion as to any other tax consequences of the transaction to any party under federal, state, local or foreign laws. In addition, we express no opinion as to the laws of any jurisdiction other than the federal laws of the United States of America to the extent specifically referred to herein. This letter is limited to the specific issues addressed herein and the opinion rendered above is limited in all respects to laws and facts existing on the date hereof. By rendering this opinion letter, we do not undertake to advise you with respect to any other matter or of any change in such laws or facts or in the interpretations of such laws which may occur after the date hereof or as to any future action that may become necessary to maintain the character of any Offered Notes as described in the Prospectus or to maintain the Issuing Entity as an entity that will not be characterized as an association (or publicly traded partnership), in either case, taxable as a corporation for U.S. federal income tax purposes.

We hereby consent to the filing of this opinion letter on Form 8-K in connection with the sale of the Offered Notes and the reference to our firm in the Prospectus under the caption “Legal Matters.” In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Kirkland & Ellis LLP

KIRKLAND & ELLIS LLP

EXHIBIT A

Offered Notes

(i) $130,000,000 aggregate principal amount of the Class A-1 Asset-Backed Notes (the “Class A-1 Notes”);

(ii) $167,000,000 aggregate principal amount of the Class A-2a Asset-Backed Notes (the “Class A-2a Notes”);

(iii) $153,000,000 aggregate principal amount of the Class A-2b Asset-Backed Notes (the “Class A-2b Notes” and, together with the Class A-2a Notes, the “Class A-2 Notes”);

(iv) $320,000,000 aggregate principal amount of the Class A-3 Asset-Backed Notes (the “Class A-3 Notes”);

(v) $69,590,000 aggregate principal amount of the Class A-4 Asset-Backed Notes (the “Class A-4 Notes”); and

(vi) $57,110,000 aggregate principal amount of the Class B Asset-Backed Notes (the “Class B Notes”).

The Class A-1 Notes, the Class A-2 Notes, the Class A-3 Notes, the Class A-4 Notes and the Class B Notes are referred to collectively herein as the “Offered Notes”.